OPERATING AGREEMENT
(English Translation)

This Operating Agreement (this “Agreement”) is dated September 6, 2006, and is entered into in Beijing, China by and among Lotus Pharmaceutical International, Inc., a company incorporated under the laws of the State of Nevada, the United States, located at Boca Corporate Plaza, 7900 Glades Road, Suite 420, Boca Raton, Florida 33434, the United States of America, (“Party A”), and Beijing En Ze Jia Shi Pharmaceutical Co., Ltd., a limited liability company organized under the laws of the PRC (“Party B”), with a registered address at Middle Shuang Qiao Road, Chao Yang District, Beijing, PRC, and shareholders holding 100% outstanding shares of Party B (the “Shareholders of Party B”). Party A and Party B, and Shareholders of Party B are referred to collectively in this Agreement as the “Parties.”

RECITALS

1.	Party A is a company incorporated in the State of Nevada under the laws of the State of Nevada, the United States, which has the expertise in the business of pharmaceuticals.

2.
Party B is a company incorporated in Beijing, China, and is engaged in production of sterilized freeze-dried powder for injection, tablets, capsules, granules, small volume parenteral solution, raw material drugs (valsartan, brimonidinetartrate, N6,2'-O -dibutyry-3',5'-monophosphate-cyclic-calcium, Rabeprazole) ; sales of mechanical and electricity equipment, medical apparatus, architectural materials, decoration materials, knitting textile products, daily products, hardware, electric and chemical products, computer software and hardware and external facilities, craft and artwork, local special products; organization of exhibitions and display activities; information consultation (except for agent); technology development and technology transfer. (the “Business”);

3.	The undersigned Shareholders of Party B collectively own over 100% of the equity interests of Party B;

4.
Party A has established a business relationship with Party B by entering into the “Consulting Services Agreement” dated September 6, 2006 (hereinafter referred to as the “Services Agreement”), and Party B’s daily operations will have a material effect on its ability to pay the fees payable to Party A;

5.	Pursuant to the above-mentioned agreement between Party A and Party B, Party B shall pay certain consulting fees to Party A.

6.	The Parties are entering into this Agreement to further define and clarify the relationship between Party A and Party B, relating to Party B’s operations.

NOW THEREFORE, all parties of this Agreement hereby mutually agree as follows:

1.
Party A agrees, subject to the satisfaction of the relevant provisions by Party B herein, as the guarantor for Party B in the contracts, agreements or transactions in connection with Party B’s operation between Party B and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Party B. Party B agrees, as a counter-guarantee, to pledge all of its assets, including accounts receivable, to Party A. According to the aforesaid guarantee, Party A wishes to enter into written guarantee agreements with Party B’s counter parties thereof to assume liability as the guarantor when and if needed; therefore, Party B and Shareholders of Party B shall take all necessary actions (including but not limited to executing and delivering relevant documents and filing of relevant registrations) to carry out the arrangement of counter-guarantee to Party A.

2.
In consideration of the requirement of Article 1 herein and assuring the performance of the Consulting Services Agreement (“Services Agreement”) between Party A and Party B and the payment of the payables accounts by Party B to Party A, Party B together with the Shareholders of Party B hereby jointly and severally agree that Party B shall not conduct any transaction which may materially affect the assets, obligations, rights or the operations of Party B (excluding the business contracts, agreements, sell or purchase assets during Party B’s regular operation and the lien obtained by relevant counter parties due to such agreements) without prior written consent of Party A, including but not limited to the following:

2.1	To borrow money from any third party or assume any debt;

2.2
To sell, license, transfer, or acquire from or to any third party any asset or right, including but not limited to any plant, equipment, real property or personal property, or any intellectual property right;

2.3	To provide any guarantees to any third parties using its assets or intellectual property rights or to provide any guaranty for any third party obligations;

2.4	To assign to any third party any agreements related to the Business.

2.5	To engage in any other business consulting agreements with any third party or to engage in any other business activities other than the Business.

3.
In order to ensure the performance of the Services Agreement between Party A and Party B and the payment of the various payables by Party B to Party A, Party B together with the Shareholders of Party B hereby jointly and severally agree to accept, from time to time, operation guidance set by Party A on, including but not limited to, business and marketing strategies, business planning, business operation guidance, the appointment and dismissal of its directors and officers, the hiring and firing employees, its daily operation of the Business, and its financial and budgeting system.

4.
Party B together with the Shareholders of Party B hereby jointly and severally agree that the Shareholders of Party B shall appoint the person recommended by Party A as the directors of Party B, and Party B shall appoint Party A’s senior managers as Party B’s General Manager, Chief Financial Officer, and other senior officers. If any of the above senior officers resigns or is dismissed by Party A, he or she shall no longer be qualified to take any position as an officer or director of Party B and Party B shall appoint other senior officers of Party A recommended by Party A to take such position. The person recommended by Party A in accordance with this Article herein should comply with the stipulation on the qualifications of directors, General Manager, Chief Financial Officer, and other senior officers pursuant to applicable law.

5.
Party B together with the Shareholders of Party B, hereby jointly and severally agree and confirm that Party B shall seek a guarantee from Party A prior to any attempt to obtain such guarantee from another party, if Party B needs any guarantee for the performance of any contract, loan or financing transaction. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B at its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B as soon as practicable and Party B may seek a guarantee from other third party.

6.
In the event that any of the agreements between Party A and Party B terminate or expire, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B including but not limited to the Services Agreement.

7.
Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8.
If any clause hereof is judged as invalid or non-enforceable according to applicable laws, such clause shall be deemed invalid only with respect to the affected clauses, and without affecting other clauses hereof in any way.

9.
Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B hereby agrees that Party A may assign its rights and obligations under this Agreement at its discretion and such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required.

10.
All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep confidential all such documents and not disclose any such documents to any third party without prior written consent (except the written consent of the Shareholders of Party B shall not be required) from other parties except under the following conditions: (a) such documents are known or shall be known by the public (excluding the receiving party discloses such documents to the public without authorization); (b) any documents disclosed in accordance with applicable laws or rules or regulations of stock exchange; (c) any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement by any party, and such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive termination of this Agreement.

11.	This Agreement shall be governed by and construed in accordance with the laws of the PRC.

12.
The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. Any resulting arbitration award shall be final and conclusive and binding upon all the parties.

13.	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective simultaneously.

14.
Notwithstanding Article 13 hereof, the parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

15.
The term of this agreement is ten (10) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties. This Agreement may be extended only upon Party A’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by the Parties hereto through mutual consultation. During the aforesaid term, if Party A or Party B is terminated at expiration of the operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon such termination of such party, unless such party has already assigned its rights and obligations in accordance with Article 9 hereof.

16.
This Agreement shall be terminated on the expiration date unless it is renewed in accordance with the relevant provision herein. During the valid term of this Agreement, Party B shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Party B.

17.
This Agreement has been executed in duplicate originals, each Party has received one (1) duplicate original, and all originals shall be equally valid. This Agreement has both an English version and a Chinese version. Both versions are equally authentic. Where a comparison of the authentic texts of both versions of this Agreement renders a difference in meaning, the meaning which best reconciles the texts, having regard to the object and purpose of this Agreement shall be adopted.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF each party hereto has caused this Operating Agreement duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

PARTY A:	Lotus Pharmaceutical International, Inc.

By: /s/ Liu Zhongyi

Name: Liu Zhongyi

Title: CEO

PARTY B:

Beijing En Ze Jia Shi Pharmaceutical Co., Ltd.

By: /s/ Liu Zhongyi

Name: Liu Zhongyi

Title: CEO

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

SHAREHOLDERS OF PARTY B:

/s/ Liu Zhongyi
By: Liu Zhongyi
(PRC ID Card No.: 110106611008275)
Shares of Beijing En Ze Jia Shi owned by Liu Zhongyi: 52.6%

/s/ SONG Zhenghong
By: SONG Zhenghong
(PRC ID Card No.: 110106196711082783)
Shares of Beijing En Ze Jia Shi owned by SONG Zhenghong: 47.4%